EXHIBIT 4.5

                             ALLAIRE COMMUNITY BANK

                                      2000

                           DIRECTOR STOCK OPTION PLAN

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                             ALLAIRE COMMUNITY BANK
                         2000 Director Stock Option Plan
                                Table of Contents

                                                                            Page
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SECTION 1. Definitions .....................................................   1

SECTION 2. Purpose of Plan .................................................   3

SECTION 3. Administration ..................................................   3

SECTION 4. Shares Subject to the Plan ......................................   4

SECTION 5. Stock Option Agreements and Exercise Thereof ....................   4

SECTION 6. Stock Option Price ..............................................   5

SECTION 7. Grants ..........................................................   5

SECTION 8. Vesting of Stock Options ........................................   5

SECTION 9. Duration and Time For Exercise of Stock Options .................   5

SECTION 10. Expiration of Stock Options ....................................   6

SECTION 11. Stock Option Adjustments .......................................   6

SECTION 12. Amendment to the Plan ..........................................   6

SECTION 13. General  Provisions ............................................   6

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                             ALLAIRE COMMUNITY BANK

                         2000 DIRECTOR STOCK OPTION PLAN

SECTION 1. Definitions

      Wherever used in this Plan, the following capitalized terms shall have the meaning set forth below:

      (a)   "Board" shall mean the Company's Board of Directors.

      (b) "Chairman" shall mean the Chairman of the Company's Banks Board of Directors.

      (c) "Vice Chairman" shall mean the Vice Chairman of the Company's Board of Directors.

      (d)   "Change of Control" shall mean any of the following:

            (i) The acquisition of the beneficial ownership of at least 25% of the Stock or all or substantially all of the assets of the Bank by a single person or entity or a group of persons or entities acting in concert;

            (ii) The merger, consolidation or combination of the Company with an unaffiliated corporation in which the Directors immediately prior to such transaction constitute less than a majority of the board of directors of the surviving new or combined entity in such transaction;

            (iii) The transfer of all or substantially all of the Company's assets to an unaffiliated corporation;

            (iv) The election to the Board during any consecutive three-year period of a group of individuals constituting a majority of the Board who were not serving as directors of either of such boards immediately prior to such consecutive three-year period.

      (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (f) "Committee" shall mean a committee of two or more members of the Board, to which the Board has delegated the authority to administer the Plan under Section 3.

      (g) "Company" shall mean Allaire Community Bank, a banking corporation chartered under the laws of the State of New Jersey.

      (h) "Director" shall mean an individual duly elected to serve as a member of the Board or the board of directors of a Subsidiary.

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      (i)   "Disability" shall mean the permanent disability of a Participant or the failure of a Participant to perform substantially all of the services to the Company or a Subsidiary performed by the Participant prior to such failure for a period of six months commencing with the first date of such failure for reasons other than Voluntary or Involuntary Termination, Termination for Misconduct, death or approved Retirement.

      (j)   "Effective Date" shall mean April 26, 2000.

      (k) "Employee" shall mean a person in the employ, under common law, of the Company or any of its Subsidiaries.

      (l)   "Grant" shall mean the award of a Stock Option to a Participant.

      (m) "Grant Date" shall mean the date on which the Committee acts to award the Stock Option in question in the case of a Grant to an Employee and the date on which an option is awarded to an Outside Director under the Plan (notwithstanding any initial 6-month prohibition against exercise).

      (n) "Incentive Stock Option" shall mean a Stock Option which qualifies under section 422A of the Code.

      (o) "Involuntary Termination" shall mean separation from services as an Employee or Director at the request or demand of the Company or the Subsidiary to whom such services were rendered for any reason other than Misconduct, death or Disability.

      (p) "Misconduct" shall mean willful and continued failure by the Participant to perform the Participants duties for the Company or a Subsidiary after a warning in writing from the Committee specifically identifying any such failure; the willful engaging by the Participant in an act which causes material injury to the Company or a Subsidiary as specified in a written notice from the Committee; conviction of a crime (other than a traffic violation); habitual drunkenness, drug abuse or excessive absenteeism (other than for illness), after a warning in writing from the Committee. No act or failure to act on the part of a Participant shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest or the Company.

      (q) "Non-qualified Stock Option" shall mean a Stock Option which is not an Incentive Stock Option.

      (r) "Outside Director" shall mean a Director who is not also an Employee but who is a member of the board of directors of the Bank.

      (s) "Inside Director" shall mean a Director who is also an employee and is also a member of the board of directors of the Bank.


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      (t)   "Participant" shall mean an Employee or Director who has received a
            Grant.

      (u) "Plan" shall mean this Allaire Community Bank 1999 Employee Stock Option Plan.

      (v) "Retirement" means separation from services as an Employee or Director by reason of ceasing to perform any services to the Bank as an Employee or Director which shall be approved by the Company.

      (w) "Stated Expiration Date" shall mean the date set forth in a Stock Option agreement on which the related Stock Option expires absent the Participants termination of service to the Company or a Subsidiary.

      (x)   "Stock" shall mean the Common Stock of the Company par value $5.00.

      (y)   "Stock Option" shall mean a right to purchase Stock.

      (z) "Stock Option Price" shall mean the purchase price for a share of Stock subject to a Stock Option.

      (aa) "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Sections 424 (f) and 424 (g) of the Code.

      (bb) "Qualified Person" means a Participant's legal guardian or legal representative or a deceased Participant's heir or legatee who has a legal right to or in respect of an Incentive of that Participant.

      (cc) "Voluntary Termination" shall mean a termination of service as an Employee or Director which is not an Involuntary Termination, a Termination for Misconduct, a termination by reason of death, a termination by reason of Retirement approved by the Company or a termination by reason of Disability.

SECTION 2. Purpose of Plan

      The purpose of the Plan is to make a provision for the Grant of Stock Options to acquire up to 35,546 shares of Stock to Outside Directors and Inside Directors and as a means of compensating them for service provided to the Company and its Subsidiaries in addition to any other compensation provided to them. Of the number of Stock Options available for Grant, 28,800 shall be granted to Outside Directors, the Chairman of the Board and the Vice Chairman as set forth in Section 4 as Non-Qualified Stock Options. The remaining balance of options may be granted from time to time by the Committee.

SECTION 3. Administration

      3.01. The Committee. The Plan shall be administered by the Committee consisting of not less than two persons appointed by the Board from among its members. Committee members shall serve at the pleasure of the Board.


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      3.02. Committee Authority. Except as otherwise provided in the Plan, the
Committee shall have full and final authority in its sole discretion to grant to eligible Participants pursuant to the terms of the Plan, Stock Options. The Committee shall also have the authority, which shall be not limited to:

            (i) interpret provisions of the Plan and decide all questions of fact arising in its application; and

            (ii) make all other determinations necessary or advisable for the administration of the Plan; and

            (iii) authorize any of its members to execute and deliver documents on behalf of the Committee.

            (iv) have discretion to determine the Outside Directors and Inside Directors who shall receive Grants, the times at which Grants shall be made, the number of shares of

      Stock to make available to each Outside Director or Inside Director in the form of a Grant, whether Grants to Inside Directors shall be Incentive Stock Options or Non-Qualified Stock Options and the terms of Grants to such Inside Directors.

      However, the Committee shall not have authority to take action inconsistent with other provisions of the Plan.

      No member of the Committee shall be liable for any action or determination made in good faith.

SECTION 4. Shares Subject to the Plan

      4.01. Number of Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 15,000 Shares.

      4.02. Expiration and Cancellation. If a Stock Option granted under the Plan expires, is terminated or is otherwise canceled before exercise, the related shares of Common Stock shall not apply toward the limits provided in
Section 4.01. If the Shares issued or granted under this Plan are forfeited, canceled, terminated or reacquired by the Company, those forfeited, canceled, terminated or reacquired Shares shall not apply toward the limits provided in
Section 4.01 and shall be available again for grants hereunder.

SECTION 5. Stock Option Agreements and Exercise Thereof

      5.01. Agreement. Each Grant shall be evidenced by a written Stock Option agreement which shall specify the number of shares of Stock available for purchase, the Stock Option Price pertaining to such Grant, the date of expiration of the Stock Option, that the Stock Option is not transferable except pursuant to the laws of decent and distribution on the death of the Participant, that during the Participant's lifetime the Stock Option is exercisable only by the Participant or, in the event of the Participant's disability by the Participant's attorney in fact.


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      5.02. Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Company may designate. The notice shall identify the number of Stock Options being exercised and shall contain such other information and terms as the Committee may require. The notice shall be accompanied by full payment of the purchase price for the Shares
(a) in United States dollars in cash or by check, (b) at the discretion of the Committee, by delivery of previously acquired Shares having a Fair Market Value equal on the date of exercise to the cash exercise price of the Stock Option, or
(c) at the discretion of the Committee, by a combination of (a) and (b) above. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Option one or more certificates for the Shares.

SECTION 6. Stock Option Price

      The Stock Option Price shall be equal to the Fair Market Value of a share of Stock on the Grant Date. The Fair Market Value of a share of Stock on the Grant Date (or any other date on which such Fair Market Value is relevant) shall be determined by the Committee which may use the bid price last quoted by a reputable brokerage firm on such Grant Date or if no such reputable broker has any bid prices available then the Fair Market Value is to be determined in good faith from time to time by the Committee. In no event shall any option be granted for less than par value of the Bank's Stock.

SECTION 7. Grants

      7.01. General. Grants may be made from time to time by the Committee to Inside Directors and Outside Directors. All stock options granted hereunder are subject to shareholder approval.

SECTION 8. Vesting of Stock Options

      The vesting schedule, of Stock Options shall be determined by the Committee and shall be a date specified by the Committee, provided that such date is not before the date on which the Stock Option is granted. No vesting schedule has been established and any future vesting of Stock Options shall be determined in the sole discretion of the Committee.

SECTION 9. Duration and Time For Exercise of Stock Options

      The Grant Date of a Stock Option shall be the date specified by the Committee, provided that such date shall not be before the date on which the Stock Option is actually granted. The terms of each Stock Option shall be determined by the Committee but shall not exceed ten (10) years from the date of grant. Each Stock Option shall become exercisable at such time or times in such amount or amounts during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any Stock Option. Unless otherwise specified by the Committee, once a Stock Option becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.


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SECTION 10. Expiration of Stock Options

      Notwithstanding the Stated Expiration Date of a Stock Option set forth in a Stock Option Agreement, the related Stock Option shall expire as follows in the event the Participant terminates service as an Inside or Outside Director. If the Participant's service is terminated pursuant to an Voluntary/Involuntary Termination, the Stock Option shall expire no later than ninety (90) days after the effective date of the act of such Voluntary/ Involuntary Termination. If the Participant's service is terminated pursuant to a death, the Stock Option shall expire no later than the earlier of the expiration date of such Stock Option or eighteen (18) months after such death. If the Participant's service is terminated pursuant to a Disability or Retirement, the Stock Option shall expire no later than the remaining term of the option after the effective date of the act of such Disability or Retirement. Notwithstanding the foregoing, if the Participant's service is terminated (in a Voluntary or Involuntary Termination) within two years following a Change in Control, the Stock Option shall expire in accordance with its Stated Expiration Date. No stock option in the Plan provides for the payment of cash to any Director upon cancellation of any option granted hereunder.

SECTION 11. Stock Option Adjustments

      The aggregate number of shares of Stock with respect to which Stock Options may be granted, the aggregate number of shares of Stock subject to each outstanding Stock Option, and the Stock Option Price of each outstanding Stock Option shall be appropriately adjusted for any increase or decrease in the number of shares of issued Stock resulting from a division or consolidation of shares, whether through a reorganization, recapitalization, stock split, stock distribution or combination of shares outstanding effected without receipt of consideration by the Company to the extent practical.

SECTION 12. Amendment to the Plan

      The Board may amend the Plan from time to time (including amendment to terminate the Plan) at is discretion. However, no amendment shall adversely affect any outstanding Stock Option without the consent of the Participant.

SECTION 13. General Provisions

      13.01. Effective Date. This Plan shall be effective as of the date of its approval by the shareholders of the Company. If shareholder approval is not obtained within one year following the date the Plan is adopted by the Board, the plan and any Incentives awarded thereunder shall be void ab initio.

      13.02. Duration. Unless the Plain is terminated earlier, the Plan shall terminate ten (10) years from the date on which the Plan is approved by shareholders of the Company. No Stock Option rights under the Plan shall be granted thereafter. The Board, without further approval of the Company's stockholders, may at any time before that date terminate the Plan. After termination of the Plan, no further Stock Options may be granted under the Plan. Stock Options granted before any such termination shall continue to be exercisable in accordance with the terms of the Option.


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      13.03. Non-transferability of Incentives; Exercise by Participant. No
Incentive may be sold, pledged, assigned, encumbered, disposed of or otherwise transferred other than by will or the laws of descent and distribution. The Company shall not be required to recognize any attempted disposition by any Participant. During a Participant's lifetime, such Participant's Stock Options are only exercisable by such Participant.

      13.04. Compliance with Law. The Company may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any the Shares issuable or issued under any Stock Option or this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition of, or in connection with, the award of any incentive, the issuance of Shares under this Plan, or the removal of any restrictions imposed on such Shares. If the Company makes such a determination, the Stock Option shall not be awarded and the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company's obligation to sell or issue Shares under this Plan is subject to the compliance with all applicable laws and regulations. The Committee, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

      13.05. Withholding. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law.

      13.06. No Right to Continued Employment. No Participant under the Plan shall have any right to continue as a Director of the Company for any period of time because of his or her participation in the Plan.

      13.07. No Right as Stockholder. No participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by a Stock Option unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

      13.08. Acceleration; Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (I) the Company should adopt a plan of reorganization pursuant to which (A) it shall merge into, consolidate with or sell substantially all of its assets to, any other corporation or entity or (B) any other corporation or entity shall merge into the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or
(ii) the Company should adopt a plan of complete liquidation, then (A) all Stock Options granted hereunder shall be fully exercisable upon consummation of such event and (B) the Company may give a Participant written notice thereof requiring such Participant either (1) to exercise his or her Stock Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, (2) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Stock Options into comparable options to acquire such shares, (3) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Stock Options into such


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consideration (in an amount representing the appreciation over the exercise price of such Stock Options) or (4) to surrender such Stock Options or any unexercised portion thereof.

      13.09. Fractional and Minimum Shares. In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval. The Committee may specify a minimum number of Shares for which each Stock Option must be exercised.

      13.10. Application of Funds. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

      13.11. Other Incentives and Plans. Nothing in this Plan shall prohibit any member of the Board from establishing other employee incentives and plans.

      13.12. Governing Law. The validity and construction of the Plan and of each agreement evidencing Incentives shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.

      Adopted as of March 22, 2000
      by the Board of Directors of
      Allaire Community Bank


      /s/ Benjamin H. Danskin
      -----------------------
      Benjamin H. Danskin
      Chairman of the Board

      Approved and ratified by the shareholders at the Allaire Community Bank 2000 Annual Meeting of the Shareholders by majority vote of all of the outstanding shares.


      /s/ Robert S. Vuono
      -------------------
      Robert S. Vuono
      Secretary of the 2000 Shareholders Meeting


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